UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2026
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Corpay, Inc.
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(Exact name of registrant as specified in its charter)
  _______________________________________________________

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	CPAY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2026, Corpay, Inc. (“Corpay” or the "Company") entered into the eighteenth amendment (the “Eighteenth Amendment”) to its Credit Agreement (as amended and supplemented from time to time, including by the Eighteenth Amendment, the “Credit Facility”), dated as of October 24, 2014, among Corpay Technologies Operating Company, LLC, Corpay, the other borrowers party thereto, Bank of America, N.A., as administrative agent and swing line lender, and the other lenders party thereto.

The Eighteenth Amendment, among other things, (i) increases the aggregate commitments under the Company's revolving credit facility by $0.9 billion to new total revolving credit facility commitments of $3.7 billion, (ii) increases the Term Loan A by $0.4 billion to new total Term Loan A borrowings of $3.3 billion, (iii) extends the maturity of its revolving credit facility and Term Loan A for a new 5 year term, (iv) increases the Term Loan B-6 by $2.05 billion for a total Term Loan B-6 of $2.95 billion, (v) removes the 10 basis point SOFR Adjustment (as defined in the Credit Facility) and 3.26 basis point SONIA Adjustment (as defined in the Credit Facility), and (vi) provides for a new pricing grid incorporating the better of ratings or leverage pricing.

The Company repaid its Term Loan B-5 in full using $1.0 billion of the Term Loan A and Revolver proceeds and $2.05 billion of the Term Loan B-6 proceeds. The Company intends to use the remaining proceeds and available revolving credit facility for general corporate purposes.

The revolving credit facility and Term Loan A have a maturity date of May 21, 2031. The Term Loan B-6 has a maturity date of November 5, 2032. The term loans are payable in quarterly installments due on the last business day of each March, June, September and December with the final principal payment due on the respective maturity date. Borrowings on the revolving credit facility are repayable at the maturity date of the Credit Facility.

Interest on amounts outstanding under the Credit Facility accrues as follows: for all loans denominated in U.S. dollars, with the exception of Term Loan B borrowings, based on the Secured Overnight Financing Rate (SOFR); for all loans denominated in British pounds, based on the Sterling Overnight Index Average (SONIA); for all loans denominated in euros, based on the Euro Interbank Offered Rate (EURIBOR); for all loans denominated in Japanese yen, based on the Tokyo Interbank Offer Rate (TIBOR); and for all loans denominated in Swiss Francs, based on the Swiss Average Rate Overnight (SARON); in each case (with the exception of Term Loan B borrowings), plus a margin based on the better of a leverage ratio or credit ratings (as defined in the Credit Facility); or at our option (for U.S. dollar borrowings only), the Base Rate (defined as the rate equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the prime rate announced by Bank of America, N.A., or (c) SOFR plus 1.00%) plus a margin based on the better of a leverage ratio or credit ratings. Interest on Term Loan B borrowings is based on SOFR plus a margin of 1.75%. In addition, the Company pays a quarterly unused commitment fee at a rate per annum ranging from 0.20% to 0.30% of the daily unused portion of the revolving credit facility based on the better of a leverage ratio or credit ratings.

The obligations of the borrowers under the Credit Facility are secured by substantially all of the assets of Corpay and its domestic subsidiaries, pursuant to a security agreement and includes a pledge of (i) 100% of the issued and outstanding equity interests owned by Corpay of each domestic subsidiary (as defined therein) and (2) 66% of the voting shares of the first-tier foreign subsidiaries, but excluding, among other things, real property, personal property located outside of the U.S., accounts receivables and related assets subject to the Company’s securitization facility and certain investments required under money transmitter laws to be held free and clear of liens.

The Credit Facility contains representations, warranties and events of default, as well as certain affirmative and negative covenants, customary for financings of this nature. These covenants include limitations on the Company’s ability to pay dividends and make other restricted payments under certain circumstances and compliance with certain financial covenants testing the Company’s consolidated leverage ratio and consolidated interest coverage ratio.

Bank of America, N.A., and certain of the other agents, lenders and/or purchasers under the Credit Facility or their respective affiliates, have had in the past, have currently, and/or may have in the future, various relationships with Corpay involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These parties, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

The foregoing summary of the Eighteenth Amendment is subject to, and qualified in its entirety by, the text of the Eighteenth Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On May 21, 2026, Corpay issued a press release announcing the completion of the refinancing referenced in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of Corpay under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Eighteenth Amendment to the Credit Agreement, dated as of May 21, 2026, among Corpay Technologies Operating Company, LLC, as the Company, Corpay, Inc., as the Parent, the other borrowers party thereto, Bank of America, N.A., as administrative agent and swing line lender, and the other lenders party hereto

99.1	Corpay, Inc. press release dated May 21, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corpay, Inc.

May 22, 2026	By: /s/ Peter Walker
Peter Walker
Chief Financial Officer